                                                                     EXHIBIT 8.1
                                                                     -----------

                  [LETTERHEAD OF EPSTEIN BECKER & GREEN, P.C.]



                               February 16, 1999

Correctional Services Corporation
1819 Main Street - Suite 1000
Sarasota, Florida  34236

     Re:  Agreement and Plan of Merger among Correctional Services
          Corporation, Palm Merger Corp., and Youth Services International, Inc.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Correctional Services Corporation, a Delaware corporation ("Parent"), and Palm Merger Corp., a Maryland corporation wholly owned by Parent ("Merger Subsidiary"), in connection with the proposed merger (the "Merger") of the Merger Subsidiary with and into Youth Services International, Inc., a Maryland corporation (the "Company"), pursuant to the terms of the Agreement and Plan of Merger, dated as of September 23, 1998 (the "Merger Agreement"), by and among the Company, the Parent and the Merger Subsidiary, as described in more detail in the Merger Agreement. This opinion is being provided in satisfaction of the condition set forth in Section 7.2(e) of the Merger Agreement. All capitalized terms, unless otherwise specified, have the meanings assigned to them in the Merger Agreement.

          In connection with the preparation of this opinion, we have examined and with your consent relied upon (without any independent investigation or review thereof) originals or copies, certified or otherwise identified to our satisfaction, of the following documents (including all exhibits and schedules thereto): (1) the Agreement; (2) the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") and/or the Proxy Statement/Prospectus of Parent and the Company; (3) certain written representations and certifications made to us by Parent; (4) certain written representations and certifications made to us by the Company (such representations and certifications of the Parent and the Company, collectively referred to herein as the "Representations and Warranties," are annexed hereto as exhibits); (5) instruments and documents related to the formation, organization and operation of Parent, Merger Subsidiary and the Company or to the consummation of the Merger and the

Correctional Services Corporation
February 16, 1999
Page 2

transactions contemplated thereby and (6) such other documents as we have deemed necessary or appropriate to enable us to render the opinion below. In addition, we have reviewed the form of opinion of counsel received by the Company from the Company's counsel, Hogan & Hartson L.L.P., with respect to the tax consequences of the proposed transaction (the "Company Counsel's Opinion").

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

          In connection with rendering this opinion, we also have assumed or obtained representations that:

        1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion, all copies are accurate and all signatures are genuine. We have also assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        2. The Merger will be consummated in accordance with the Maryland General Corporation Law and will qualify as a statutory merger under such law.

        3. All representations made in the exhibits hereto are true, correct, and complete in all material respects. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

        4. The Merger will be consummated in accordance with the Agreement and as described in the Proxy Statement/Prospectus (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Parent, Merger Subsidiary and the Company will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder; and the Agreement and all other documents and instruments referred to therein or in the Proxy Statement/Prospectus are valid and binding in accordance with their terms.

        5. The Company Counsel's Opinion has been concurrently delivered and not withdrawn.

Correctional Services Corporation
February 16, 1999
Page 3


                   Opinion - Federal Income Tax Consequences
                   -----------------------------------------

          Based upon and subject to the qualifications and assumptions set forth herein, and assuming that, as of the Effective Time of the Merger and following the Merger there will be no acts or omissions which will violate or be inconsistent with any of the Representations and Warranties, we are of the opinion that:

        1. The Merger will constitute a reorganization pursuant to Section 368(a) of the Code and Parent, Merger Subsidiary and the Company will each be "party to the reorganization" within the meaning of Section 368(b) of the Code; and

        2. No gain or loss will be recognized for United States Federal income tax purposes by the Parent or Merger Subsidiary as a result of the Merger.

          In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

        1. This opinion is based upon applicable current provisions of the Code, Treasury Regulations, and interpretations of the foregoing as expressed in pertinent judicial authorities, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS")) of the IRS, and such other authorities as we have considered relevant, all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinion. Parent has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. We undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the Federal income tax laws.

        2. This letter addresses only the specific tax opinion set forth above. This letter does not address any other Federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction related to the Merger or contemplated by the Merger Agreement).

        3. Our opinion is intended to address only the United States Federal tax consequences to Parent and Merger Subsidiary and is not intended to address (nor may it be relied upon with respect to) the tax consequences to the Company or the Company's shareholders.

Correctional Services Corporation
February 16, 1999
Page 4


        4. Our opinion set forth herein is based upon the description of the contemplated transactions as set forth above in the Agreement and the Proxy Statement/Prospectus. If the actual facts relating to any aspect of the transactions differ from this description in any material respect, our opinion may become inapplicable. In the event any of the Representations and Warranties or any of the assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

          This opinion is provided solely for the use of Parent. This opinion may not, without our prior consent, be relied upon, used, circulated, quoted or otherwise referred to in any manner by any other person, firm, governmental authority, entity or party whatsoever, including the Company shareholders. We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving the consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                              Sincerely yours,

                              EPSTEIN BECKER & GREEN, P.C.

                              /s/ Epstein Becker & Green, P.C.